For Information, Contact:

Jeff Unger
Vice President of Investor Relations
Casual Male Retail Group, Inc.
561-514-0115

Andrew Bard
Weber Shandwick
212-445-8368

                         CASUAL MALE RETAIL GROUP INC.
                REPORTS FOURTH QUARTER AND FISCAL 2004 RESULTS
              CMRG earns $0.15 in the Fourth Quarter of Fiscal 2004

CANTON, MA  (March 31, 2005)  -- Casual Male Retail Group, Inc. (NASDAQ/NMS:
"CMRG"), retail brand operator of Casual Male Big & Tall, Rochester Big & Tall and the exclusive retailer of George Foreman's clothing collection, announced its operating results for the fourth quarter and fiscal year ended January 29, 2005 ("fiscal 2004").

For the fourth quarter of fiscal 2004, net income was $7.9 million, or $0.22 per diluted share, compared to a net loss of $(8.8) million, or $(0.25) per diluted share for the fourth quarter of fiscal 2003. Income from continuing operations for the fourth quarter of fiscal 2004 was $8.3 million, or $0.23 per diluted share, compared to a loss from continuing operations of $(7.6) million, or $(0.21) per diluted share in the fourth quarter of fiscal 2003. Assuming a normalized tax rate of 37%, earnings per share, on a continuing basis, for the fourth quarter of fiscal 2004 was $0.15 per diluted share compared to loss of $(0.14) per diluted share for the fourth quarter of fiscal 2003. Results from continuing operations for fiscal 2004 included the operating results of Rochester Big & Tall Clothing since October 29, 2004, the date of the Company's acquisition of Rochester. Continuing operations for the fourth quarter of fiscal 2003 included approximately $13.7 million of costs associated with the early retirement of long-term debt.

For fiscal 2004, the Company reported net income of $1.5 million, or $0.04 per diluted share, compared to a net loss of $(12.1) million, or $(0.34) per diluted share in fiscal 2003. Income from continuing operations for fiscal 2004 was reduced by approximately $0.07 per diluted share from previously reported results for the first nine months of fiscal 2004 due to the divestiture of the Levi's?/Dockers? outlet business and the reclassification of its operating results to discontinued operations. The results from continuing operations for fiscal 2003 include $14.1 million of costs associated primarily with the early retirement of long-term debt.

Dennis Hernreich, Executive Vice President, COO and CFO stated, "Fiscal 2004 was a very significant year in the Company's turnaround, Casual Male divested its non-core businesses and the proceeds were used to acquire the premier big and tall clothing store chain, Rochester Big & Tall. The Company posted solid sales and operating income results for the fourth quarter of the year, and the Company is very well positioned for the continued positive trends in sales and operating income into fiscal 2005."

Operating Results by Business Segment

The table below reflects results from continuing operations on a segment basis for the Company for the three months ended January 29, 2005 compared to the results from continuing operations for the three months ended January 31, 2004. The Company's Big & Tall Apparel business includes the operating results from the Company's Casual Male business and since October 29, 2004, the operations of its Rochester business. The Company's Other Branded Apparel business includes the results of operations for its Ecko Unltd.(r) outlet stores through July 30, 2004, the date the Company sold its interest in the Ecko Unltd.(r) joint venture.


The operating results for the Company's Levi's(r)/Dockers(r) outlet stores, which have historically been included in the Other Branded Apparel business segment, have been reclassed to discontinued operations for all periods.

For the three months
ended:                   January 29, 2005              January 31, 2004
(in millions)                Other                           Other
                 Big & Tall  Branded              Big & Tall Branded


                 Apparel     Apparel    Combined  Apparel    Apparel   Combined
                 business    business   Company   business   business  Company
                  ----------------------------------------------------------
Sales            $  118.2     $  -    $  118.2    $  94.5   $  7.6   $  102.1
Gross margin,
 net of occupancy
 costs               50.3        -        50.3       40.0      3.1       43.1
Gross margin rate    42.6%                42.6%      42.3%    40.8%      42.2%
Selling, general
 and administrative  37.4        -        37.4       30.0      2.5       32.5
Depreciation and
 amortization         2.6        -         2.6        1.8      0.3        2.1
                   ----------------------------------------------------------
Operating income $   10.3    $   -   $    10.3    $   8.2   $  0.3     $  8.5
                 ==========================================================


Investors are invited to listen to a broadcast of the Company's conference call to discuss its fiscal 2004 earnings results. The conference call will broadcast live today on Thursday, March 31, 2005 at 11:00 a.m. Eastern Time at
www.casualmale.com/investor.   The call will be archived online within one hour
after its completion. Participating in the call will be David Levin, President and Chief Executive Officer and Dennis Hernreich, Executive Vice President, Chief Operating Officer and Chief Financial Officer.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), our above discussion refers to a normalized tax rate, which is a non-GAAP measure. Normalized tax basis reflects a 37% effective tax rate on pre-tax income (loss). The Company believes that the inclusion of this non-GAAP measure helps investors to gain a better understanding of the Company's performance, especially when comparing such results to previous periods or forecasts. However, this non-GAAP financial measure included in this press release is not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP. The following table shows the reconciliation of income from continuing operations of $0.15 per diluted share for the fourth quarter of fiscal 2004 as compared to a loss of $(0.14) per diluted share for the fourth quarter of fiscal 2003 on a GAAP basis effected for the adjustment for normalized taxes:



For the three months ended:      January 29, 2005           January 31, 2004
(in millions, except for per
share amounts)                            Earnings
                                          Per                        Loss Per
                                 $        Share             $        Share
                               --------------------     ---------------------
Income (loss) from
continuing operations, as
reported                       $  8.3    $  0.23        $  (7.6)    $(0.21)
Income tax (provision)
 benefit, assuming normalized
 tax rate of 37%                 (3.1)     (0.08)           2.8       0.07
                              ---------------------     ---------------------
Adjusted income (loss) from
 continuing operations, after
 normalized tax benefit       $   5.2    $  0.15       $   (4.8)    $(0.14)
                               ====================     =====================


Weighted average shares
  Outstanding -diluted                      35.7                      35.2


Casual Male will be presenting at the Sidoti & Company, LLC, Ninth Annual New York Emerging Growth Institutional Investor Forum on April 7, 2005 at 9:05 AM. The presentation will not be web cast, however, the presentation material will be posted on Casual Male's corporate web site at www.casualmale.com/investor. CMRG, the largest retailer of big and tall men's apparel with retail operations throughout the United States, London, England and Canada, operates 493 Casual Male Big & Tall stores, the Casual Male e-commerce site, Casual Male catalog business, 13 Casual Male at Sears-Canada stores and 22 Rochester Big & Tall stores and a direct to consumer business. The Company is headquartered in Canton, Massachusetts and its common stock is listed on the Nasdaq National Market under the symbol "CMRG."

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and its results have been appropriately disclosed.

                                Tables to follow.



                     CASUAL MALE RETAIL GROUP, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)

                                       For the                   For the
                                 three months ended     the twelve months ended
                                1/29/2005   1/31/2004   1/29/2005   1/31/2004
                                ----------------------  -----------------------
Sales                           $  118,150  $  102,121   $ 365,047  $ 339,305

Cost of goods sold
including occupancy                 67,827      58,982     214,607    199,129
                                 ---------   ---------   ----------  --------
Gross profit                        50,323      43,139     150,440    140,176
Expenses:
Selling, general and
 administrative                     37,379      32,463     132,554    115,570
Depreciation and amortization        2,643       2,136       9,858      7,478
                                  --------   ---------     ---------  ---------
Total expenses                      40,022      34,599     142,412    123,048

Operating income                    10,301       8,540       8,028     17,128

Other income (expense), net           -        (13,688)        308    (14,113)
Interest expense, net               (2,030)     (2,193)     (8,064)   (11,189)
                                  --------   ---------     ---------  ---------
Income (loss) from continuing
operations before minority interest
and income taxes                     8,271      (7,341)        272     (8,174)

Minority interest                      -           225        (701)       280
Income taxes                           -           -            -          -
                                  ---------   ---------    --------   -------
Income (loss) from
continuing operations                8,271      (7,566)        973     (8,454)

Income (loss) from discontinued
 operations                           (386)     (1,195)        551     (3,607)
                                 ----------   ---------    ---------  --------
Net income (loss)                 $  7,885   $  (8,761)   $  1,524   $(12,061)
                                 ==========   =========    =========  ========
Net income(loss) per share -basic
Income(loss) from continuing
 operations                       $  0.24    $  (0.21)    $   0.03    $ (0.24)
Income (loss) from discontinued
 operations                       $ (0.01)   $  (0.04)    $   0.01    $ (0.10)
                                  ---------  ---------    ---------   ---------
Net income (loss)                 $  0.23    $  (0.25)    $   0.04    $ (0.34)

Net income(loss) per share -diluted
Income(loss) from continuing
 operations                       $  0.23    $  (0.21)    $   0.03    $ (0.24)
Income (loss) from discontinued
 operations                       $ (0.01)   $  (0.04)    $   0.01    $ (0.10)
                                  ---------  ---------    ---------   ---------
Net income (loss)                 $  0.22    $  (0.25)    $   0.04    $ (0.34)

Weighted-average number
of common shares
outstanding:
Basic                            34,224     35,240       34,511      35,702
Diluted                          35,670     35,240       36,733      35,702






















































                      CASUAL MALE RETAIL GROUP, INC.
                        CONSOLIDATED BALANCE SHEETS
                    January 29, 2005 and January 31, 2004
                              (In thousands)


                                    January 29,           January 31,
                                       2005                  2004
                                    -----------          -----------
ASSETS

Cash and investments                $    5,731           $    4,179
Inventories                             79,858               98,673
Other current assets                     9,178               10,831
Property and equipment, net             74,651               68,345
Goodwill and other intangibles          87,893               81,306
Other assets                            10,477                9,408
                                     ---------            ---------
 Total assets                       $  267,788           $  272,742
                                     =========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses
 and other liabilities              $   53,729            $  59,155
Notes payable                           19,311                3,623
Restructuring reserves                     -                  2,945
Long-term debt, net of current
 portion                               117,784              122,374
Minority interest                          -                  3,804
Stockholders' equity                    76,964               80,841
                                    ----------            ---------
 Total liabilities and
  stockholders' equity              $  267,788            $ 272,742
                                    ==========            =========